Exhibit 10.9

         THIS INDENTURE, made the 13th day of August, 1997 between TOWN OF MOREAU, grantor, a municipal corporation organized under the laws of the State of New York having its offices at Town Office Building, Box 1349, South Glens Falls, New York 12803, (hereafter referred to as Grantor) and Spurlock Adhesives Incorporated, a Virginia corporation with an address of P.O. Box 8 Waverly, Virginia 23890, grantee.

         WITNESSETH, that the grantor, in consideration of One Dollars, lawful money of the United States, paid by the grantee, does hereby grant and release unto the grantee, its successors, and assigns forever,

         ALL that tract or parcel of land situate in the Town of Moreau, County of Saratoga and State of New York more fully described as Lot Number 3 as shown on subdivision maps of Moreau Industrial Park prepared by The Saratoga Associates and filed in the Saratoga County Clerk's Office on March 18, 1992 in drawer #M-348 A-Z and AA-DD; and as modified by revised subdivision maps of Moreau Industrial Park prepared by The Saratoga Associates and filed in the Saratoga County Clerk's Office on February 16, 1994 and drawer #M-398, A-S.

         SUBJECT to an easement for utility purposes as described in Schedule "A" attached hereto and to all other easements, restrictions and reservation of record.

         ALSO SUBJECT to a requirement that should the premises herein contain waters of the United States, which includes wetlands, the Grantee herein shall be required to contact the U.S. Army Corps of Engineers to determine if any additional authorization is required prior to Grantee undertaking any jurisdictional activities. Said requirement is made pursuant to a special condition of a U.S. Army Corps of Engineers Permit, Application No.
92-08860-YN issued New York District on March 1, 1993.

         TOGETHER with the appurtenances and all the estate and rights of the grantor in and to said premises.

         TO HAVE AND TO HOLD the premises herein granted unto the grantee, its successors and assigns forever.

         This deed is subject to the trust provisions of Section 13 of the Lien Law.

         AND the said grantor covenants that it has not done or suffered any thing whereby the said premises have been incumbered in any way whatever.



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         IN WITNESS  WHEREOF,  the grantor has caused its  corporate  seal to be hereunto affixed, and these presents to be signed by its duly authorized officer the day and year first above written.

                                 TOWN OF MOREAU



                                 By:  /s/ Harry G. Gutheil, Jr.
                                      --------------------------
                                 Its: Town Supervisor





STATE OF NEW YORK )
                  ) ss.:
COUNTY OF SARATOGA)

         On this 13 day of August, 1997, before me personally came Harry G. Gutheil, Jr. to me known, who being by me duly sworn, did depose and say that he resides at 21 Spring Street, South Glens Falls, ____________, New York; that he is the Supervisor of the Town of Moreau, the municipal corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the members of such municipal corporation.

                                 /s/ Jeanne M. Fleury
                                 --------------------------------
                                 Notary Public, State of New York

                                         Jeanne M. Fleury
                                 Notary Public, State of New York
                                             #4688448
                                   Qualified in Saratoga County
                                    Commission Expires 4/30/98

                                  SCHEDULE "A"
                            UTILITY EASEMENT THROUGH
                             A PORTION OF LOT NO. 3
                  REVISED SUBDIVISION OF MOREAU INDUSTRIAL PARK


UTILITY EASEMENT THROUGH ALL THAT CERTAIN TRACT, PIECE OR PARCEL OF LAND SITUATE in The Town of Moreau, County of Saratoga, State of New York lying east of the easterly line of a proposed right-of-way to be known as Farnan Road as shown on a map entitled "Revised Subdivision of Moreau Industrial Park", as prepared by The Saratoga Associates and filed in the Saratoga County Clerk's Office of February 16, 1994 in Drawer "M" as Map No. 398, A-S and being further bounded and described as follows:

Commencing at a point marked with a capped iron rod found at the point of intersection of the easterly line of Farnan Road with the common division line of Lot No. 4 to the north and Lot No. 3 to the south as shown on said map; thence from said point of commencement along said common division line the following three (3) courses and distances:

1) North 90 deg. 00 min. 00 sec. East, 347.86 feet to a point marked with a capped iron rod found;

2) South 00 deg. 00 min. 00 sec. West, 32.63 feet to a point marked with a capped iron rod found;

3) North 90 deg. 00 min. 00 sec. East, 50.00 feet to the point of beginning of the hereinafter described Utility Easement; thence from said point of beginning continuing along said common division line the following three (3) courses and distances:

1) North 90 deg. 00 min. 00 sec. East, 141.52 feet to a point marked with a capped iron rod found;

2) North 00 deg. 00 min. 00 sec. East, 32.63 feet to a point marked with a capped iron rod found;

3) North 90 deg. 00 min. 00 sec. East 680.17 feet to the point of intersection of the westerly line of Lot No. 5 with the common division line of Lot No. 4 to the north and Lot No. 3 to the south as shown on said map; thence along said westerly line, South 16 deg. 10 min. 56 sec. West, 102.04 feet to a point in the northwesterly line of lands of The State of New York as shown on said map, said point also being at the 145 foot elevation; thence along said northwesterly and the westerly line of lands of The State of New York as it winds and turns along the 145 foot elevation in a southerly direction 320 +/- feet to the point, the last course having a tie-line of South 37 deg. 14 min. 30 sec. West, 311.35 feet; thence through Lot No. 3 the following two (2) courses and distances:

1)     North 88 deg. 04 min. 00 sec. West, 470 +/- feet to a point;

2) North 24 deg. 28 min. 50 sec. West, 326.62 feet to the point or place of beginning of said Utility Easement containing 5.0 +/- acres.

Said easement subject to a 50 foot Access and Utility Easement to General Electric Corp. in common with others as shown on said map.

Said easement made subject to a Conservation and Utility Easement as shown on said map.

Said easement made subject to any and all enforceable covenants, conditions, restrictions and easements of record as they may appear.